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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest event reported): December 30, 2002
                                -----------------

                             ESCALADE, INCORPORATED
             (Exact name of Registrant as specified in its charter)


          Indiana                           0-6966                 13-2739290
          -------                           ------                 ----------
(State or Other Jurisdiction             (Commission              (IRS Employer
     of Incorporation)                   File Number)                I.D. No.)

                  817 Maxwell Avenue, Evansville, Indiana 47711
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (812) 467-1200
                                                           --------------

ITEM 5. OTHER EVENTS

On December 30, 2002, Escalade, Incorporated (Escalade) announced that Martin Yale Industries, Inc. (Martin Yale), a wholly owned subsidiary of Escalade, had acquired an additional 760,500 shares of the outstanding stock of Schleicher & Co. International AG (Schleicher) for $2,784,000 in cash.

With this acquisition, Martin Yale increased its total ownership to 1,467,334 shares or 51.2% of the outstanding shares of Schleicher. Under German law, Martin Yale is now required to make a tender offer for the remaining 1,398,666 outstanding shares of Schleicher. Martin Yale has initiated the required tender offer and expects to complete it by the end of its first fiscal quarter in 2003.

The current acquisition and subsequent tender offer for Schleicher shares will be financed by a term loan facility with Bank One Indiana, N.A.

A copy of the Company's press release announcing the acquisition of the Schleicher shares, dated December 30, 2002, is attached as an exhibit to this Current Report on Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: January 10, 2003               ESCALADE, INCORPORATED

                                     By: /s/ John R. Wilson
                                         --------------------------
                                     Vice President and Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                         DESCRIPTION
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99.1                           Press release dated December 30, 2002.